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                                 June 17, 1998



(213) 229-7000                                                     C 42208-00104

International Technology Corporation
2790 Mosside Boulevard
Monroeville, Pennsylvania  15146-2792

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to International Technology Corporation, a Delaware corporation ("ITC"), in connection with the registration by ITC on the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 15, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), of 262,072 shares (the "Shares") of ITC's common stock, par value $0.01 per share. The Shares are reserved for issuance upon exercise of options (the "Assumed Options") granted under the 1986 Stock Option Plan and Nonqualified Stock Option Plan of OHM Corporation, which Assumed Options were assumed by ITC in connection with the merger of IT-Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of ITC ("Merger Sub"), with and into OHM pursuant to the Agreement and Plan of Merger, dated as of January 15, 1998, among OHM, ITC and Merger Sub.

     We are familiar with the corporate actions taken and to be taken by ITC in connection with the authorization and issuance of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

     Based on the foregoing and in reliance thereon, we are of the opinion that
(i) the Shares have been duly authorized for issuance and (ii) when issued upon the exercise of the Assumed Options and paid for in accordance with the terms thereof, the Shares will be validly issued, fully paid and nonassessable.
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International Technology Corporation
June 17, 1998
Page 2


     ITC is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware; however, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP